UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   October 3, 2005

AspenBio, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

        On October 3, 2005, the Company entered into an agreement with Cardinal Health PTS, LLC, by and through its Gala Biotech business unit (“Cardinal Health”) for the development \ manufacture of initial batches of the equine LH product for the FDA approval process. Cardinal Health will produce equine LH in accordance with GMP standards, thereby allowing the Company to conduct studies on the equine LH product to attempt to secure FDA approval for the product. Upon satisfactory review of Cardinal Health’s compliance with applicable regulatory standards, Cardinal Health will produce three bio-batches to conduct the studies. The Company’s financial commitment under the agreement for total payments to be made to Cardinal Health is between $800,000 and $1,200,000 for completion of the entire process (with additional costs for specific items to be determined on an as-needed and to be agreed upon basis).

Item 8.01   Other Events.

         As previously reported in the Company’s Form 8-K filed on September 15, 2005, the Company filed suit in District Court, Douglas County, State of Colorado against Roger Hurst and two former employees of the Company. The suit seeks several claims for relief as well as damages. The Company’s claims against Hurst include requesting temporary and permanent injunctive relief from breaches of confidentiality and non-compete provisions, breaches of fiduciary duty, violations of Colorado Uniform Trade Secrets Act, conspiracy and intentional interference with the Company’s business. In addition to seeking restraining orders and injunctions, the Company is seeking monetary damages in an amount to be determined. On October 4, 2005 Hurst filed an Answer and Counterclaim. The Company believes Hurst’s position with respect to the suit is unfounded and without merit. The Company intends to vigorously prosecute its claims and defend against Hurst’s counterclaims.

         Because Hurst holds 12.7% of our outstanding common stock and is a significant creditor and guarantor on certain company debt, an adverse ruling against the Company could result in us being required to accelerate payments under the outstanding note due him, as well as requiring us to remove him as a guarantor on Company debt. Additionally, Hurst may take the position that he has no restrictions with respect to selling his shares of common stock into the market, which could in turn have a material adverse effect on our trading market. While the Company believes that it is unlikely Hurst will prevail with respect to the pending litigation, litigation is by nature unpredictable. In addition, the Company believes that Hurst is in possession of material inside information and therefore is prohibited from selling his shares into the market. However, Hurst may take a contrary position and we may not be able to prohibit him from selling shares into the market.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2005	AspenBio, Inc. (Registrant) /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer